EXHIBIT 99.2

[LOGO OF AMERICAN STOCK
TRANSFER & TRUST COMPANY]


Laboratory Corporation of America Holdings
358 South Main Street
Burlington, North Carolina  27215

To Whom it May Concern:

               This letter of agreement sets forth the terms and conditions by which American Stock Transfer & Trust Company ("we", "our", "us") shall provide to Laboratory Corporation of America Holdings ("you", "your") our information agent services (the "services").

Services


      (i) Counseling you concerning the operational elements of organization and timing of the offering.

      (ii)        Assisting in the coordination of printing activities.

      (iii)       Determining the material requirements.

      (iv) Facilitating the distribution of materials to the registered and beneficial owners of Laboratory Corporation of America Holdings' common stock.

      (v) Building a file of eligible participants, including registered holders and beneficial holders identified through our research.

      (vi)        Establishing a toll-free telephone number for incoming calls.

      (vii)       Managing the calling campaign.         calls are included in
                  our fee.

      (viii)      Status reporting to management.

      (ix) Payment of all broker forwarding invoices, subject to collection from you of monies for this purpose.

Fee for Services


               The fee for managing this program is         plus all
out-of-pocket expenses incurred by us, including, without limitation, telephone and postage costs. Such management fees shall be payable upon the execution of this agreement. Invoices for out-of-pocket expenses shall be rendered monthly as incurred and shall be payable upon receipt. Our services shall commence upon receipt of a signed copy of this letter of agreement and
expire        days from the expiration of the offering or        , 1997,
whichever is sooner.

Responsibility

               You shall indemnify and hold us, our directors, officers, employees and agents harmless from and against any and all claims, liabilities, losses, damages and/or expenses, including reasonable attorneys' fees, which shall be incurred or sustained in connection with the performance of the services referenced above, except to the extent caused directly by our negligence or willful misconduct. This indemnification obligation shall survive the termination of this letter of agreement.

Miscellaneous

               This agreement shall be made in, governed by and construed in accordance with the laws of the state of New York, without regard to conflicts of law principles.

               If any provision of this agreement shall be held illegal, invalid or unenforceable by any court, this agreement shall be construed and enforced as if that provision had not been contained herein and shall be deemed an agreement with you to the full extent permitted by applicable law.

               All information shall be sent to your address as above written or such other address as you may advise us in writing, or orally and subsequently confirm in writing.

               This agreement represents the entire understanding of the parties with respect to the subject matter hereof, supersedes any and all prior understandings, oral or written, relating hereto and may not be changed orally. Any waiver or change of any of the provisions hereof must be in writing and signed by the parties hereto. The failure of either party hereto at any time to require performance by the other party of any provision hereof shall not affect the right to require performance at any time thereafter.

               If the foregoing terms and conditions are acceptable to you, please sign and return to us the counterpart of this letter of agreement.

                                       Very truly yours,

                                       AMERICAN STOCK TRANSFER
                                         & TRUST COMPANY



                                       By:____________________________________
                                          Title:
                                           Date:

ACCEPTED

LABORATORY CORPORATION OF
    AMERICA HOLDINGS


By:______________________________